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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 14, 2005
                                -----------------
                Date of Report (Date of earliest event reported)

                        VASO ACTIVE PHARMACEUTICALS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                              02-0670926
(State or other jurisdiction                                   (IRS Employer
      of incorporation)                                      Identification No.)

                                    001-31925
                              (Commission File No.)

                 99 Rosewood Drive, Suite 260, Danvers, MA 01923
           (Address of principal executive offices including zip code)

                                 (978) 750-1991
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See the information provided under "Section 8 - Other Events; Item 8.01 Other Events" below.


SECTION 8 - OTHER EVENTS

ITEM 8.01  OTHER EVENTS.


        On December 14, 2005, Judge Reginald C. Lindsay of the United States District Court for the District of Massachusetts granted final approval of the previously reported consolidated class action settlement and the Massachusetts derivative action settlement entered into in September 2005 by Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company") and certain of its officers and directors. Judge Lindsay also dismissed the class action and the Massachusetts derivate action that were the subject of the settlement agreements. Absent any appeal, the settlements will become effective thirty days from the date of the court's orders approving the settlements.

         Under the terms of the derivative action settlement agreement, plaintiffs in an additional derivative action pending in Delaware Chancery Court are required to now seek dismissal of that case by the Delaware Court, which Vaso Active believes will occur in the next several weeks.

        Additional information regarding these matters appears set forth in the press release is attached as Exhibit 99.1 to this Report that is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


  ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibit 99.1 Press release, dated December 20, 2005.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VASO ACTIVE PHARMACEUTICALS, INC.


                                    By: /s/Joseph Frattaroli
                                        ----------------------------------------
                                        Joseph Frattaroli

                                    Title: President


Dated:  December 20, 2005